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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                           OF CALLAWAY GOLF COMPANY,
                            A DELAWARE CORPORATION,
                                      AND
                             CALLAWAY GOLF COMPANY,
                            A CALIFORNIA CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated July 1, 1999 (the "Agreement") is between Callaway Golf Company, a Delaware corporation ("Callaway Golf Delaware"), and Callaway Golf Company, a California corporation ("Callaway Golf California"). Callaway Golf Delaware and Callaway Golf California are sometimes referred to herein as the "Constituent Corporations."


                                    RECITALS

     A. Callaway Golf Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 243,000,000 shares, $.01 par value, of which 240,000,000 shares are designated "Common Stock," and 3,000,000 shares are designated "Preferred Stock." Of the Preferred Stock, 240,000 shares are designated Series A Junior Participating Preferred Stock in connection with Callaway Golf California's Shareholders' Rights Plan. The remaining shares of Preferred Stock of Callaway Golf Delaware are undesignated as to series, rights, preferences, privileges or restrictions.

     B. Callaway Golf California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 243,000,000 shares, $.01 par value, of which 240,000,000 are designated "Common Stock," and 3,000,000 shares are designated "Preferred Stock." Of the Preferred Stock, 240,000 shares of Preferred Stock are designated Series A Junior Participating Preferred Stock in connection with Callaway Golf California's Shareholders' Rights Plan. The remaining shares of Preferred Stock of Callaway Golf California are undesignated as to series, rights, preferences, privileges or restrictions.

     C. The Board of Directors of Callaway Golf California has determined that, for the purpose of effecting the reincorporation of Callaway Golf California in the State of Delaware, it is advisable and in the best interests of Callaway Golf California and its shareholders that Callaway Golf California merge with and into Callaway Golf Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Callaway Golf Delaware and Callaway Golf California have approved this Agreement and have directed that this Agreement be
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submitted to a vote of their respective shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Callaway Golf Delaware and Callaway Golf California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   AGREEMENT

1.  MERGER

    1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Callaway Golf California shall be merged with and into Callaway Golf Delaware (the "Merger"); the separate existence of Callaway Golf California shall cease and Callaway Golf Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware; Callaway Golf Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation;" and the name of the Surviving Corporation shall be Callaway Golf Company.

    1.2 Effectiveness. The Merger shall become effective on July 1 1999. The date and time when the Merger shall become effective is herein called the "Effective Date of the Merger."

    1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Callaway Golf California shall cease and Callaway Golf Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Callaway Golf California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Callaway Golf California in the manner as more fully set forth in
Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Callaway Golf California in the same manner as if Callaway Golf Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.


2.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    2.1 Certificate of Incorporation. The Certificate of Incorporation of Callaway Golf Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving

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Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of Callaway Golf Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of Callaway Golf California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


3.   MANNER OF CONVERSION OF STOCK

     3.1 Callaway Golf California Common Stock. Upon the Effective Date of the Merger, each share of Callaway Golf California Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation.

     3.2 Callaway Golf California Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including without limitation the 1996 Stock Option Plan and the Non-Employee Directors Stock Option Plan) and all other employee benefit plans (including without limitation the 1995 Employee Stock Purchase Plan) of Callaway Golf California. Each outstanding and unexercised option or other right to purchase or security convertible into Callaway Golf California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Callaway Golf California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Callaway Golf California option, stock purchase right or convertible security at the Effective Date of the Merger. Except as set forth in Section 3.3, there are no options, purchase rights for or securities convertible into Preferred Stock of Callaway Golf California.

          A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of Callaway Golf California Common Stock so reserved immediately prior to the Effective Date of the Merger.

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     3.3  Callaway Golf California Preferred Share Purchase Rights. Upon the
Effective Date of the Merger, the Surviving Corporation shall assume and convert the Series A Preferred Stock Purchase Rights declared by Callaway Golf California on June 10, 1995 and the rights and obligations of Callaway Golf California pursuant to the Rights Agreement dated as of June 21, 1995, by and among Callaway Golf California and ChaseMellon Shareholder Services LLC (the "Rights Agreement"). The Merger shall not be deemed a "Triggering Event" as such term is defined in the Rights Agreement.

          A number of shares of the Surviving Corporation's Common Stock and Series A Junior Participating Preferred Stock shall be reserved for issuance upon the exercise of stock purchase rights and convertible securities equal to the number of shares of Callaway Golf California Common Stock and Series A Junior Participating Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

     3.4 Callaway Golf Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.01 par value, of Callaway Golf Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Callaway Golf Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Callaway Golf California Common Stock may, at such stockholder's option, surrender the same for cancellation to ChaseMellon Shareholder Services, L.L.C. as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which such holders' shares of Callaway Golf California Common Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Callaway Golf California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of Callaway Golf California Common Stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the

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restrictions on transferability as the certificates of Callaway Golf California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

          If any certificate for shares of Callaway Golf Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Callaway Golf Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Callaway Golf Delaware that such tax has been paid or is not payable.


4.  GENERAL

    4.1 Covenants of Callaway Golf Delaware. Callaway Golf Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Callaway Golf Delaware of all of the franchise tax liabilities of Callaway Golf California; and

          (c) Take such other actions as may be required by the California General Corporation Law.

    4.2 Further Assurances. From time to time, as and when required by Callaway Golf Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Callaway Golf California such deeds and other instruments, and there shall be taken or caused to be taken by Callaway Golf Delaware and Callaway Golf California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Callaway Golf Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Callaway Golf California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Callaway Golf Delaware are fully authorized in the name and on behalf of Callaway Golf California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

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     4.3  Abandonment. At any time before the filing of this Agreement with the
Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Callaway Golf California or Callaway Golf Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Callaway Golf California or by the sole stockholder of Callaway Golf Delaware, or by both.

     4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

     4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 9 East Loockerman Street, Dover, Delaware 19901, County of Kent, and National Registered Agents, Inc. is the registered agent of the Surviving Corporation at such address.

     4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation 2285 Rutherford Road, Carlsbad, California 92008 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

     4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Callaway Golf Delaware and Callaway Golf California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                        CALLAWAY GOLF COMPANY,
                                        a Delaware corporation


                                        By: /s/ DAVID A. RANE
                                            ---------------------------------
                                            David A. Rane,
                                            Executive Vice President,
                                            Administration and Planning,
                                            and Chief Financial Officer

ATTEST:


/s/ STEVEN C. McCRACKEN
------------------------------------
Steven C. McCracken,
Executive Vice President, Licensing,
Chief Legal Officer and Secretary


                                        CALLAWAY GOLF COMPANY,
                                        a California corporation


                                        By: /s/ DAVID A. RANE
                                            ---------------------------------
                                            David A. Rane,
                                            Executive Vice President,
                                            Administration and Planning,
                                            and Chief Financial Officer


ATTEST:


/s/ STEVEN C. McCRACKEN
------------------------------------
Steven C. McCracken,
Executive Vice President, Licensing,
Chief Legal Officer and Secretary

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